FIRST AMENDMENT TO TECHNOLOGY LICENSING AGREEMENT

     This First Amendment to Technology Licensing Agreement (the "Amendment") is entered into as of April 1, 1999 (the "Effective Date") by and among GO HIP, INC., a California corporation ("Licensor") and PLUS NET, INC., a California corporation ("Licensee").

                                    RECITALS

     A. On or about February 3, 1999, the parties executed that certain Technology Licensing Agreement (the "Agreement") for the license of certain technology of Licensor to Licensee.

     B. The parties desire to amend the Agreement and provide for certain other matters as set forth herein.

                                    AGREEMENT

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties agree as follows:

1. Paragraph A of Section 1 of the Agreement "LICENSE" is hereby amended to delete Paragraph A and replace it with the following:

Licensor hereby grants to Licensee a worldwide, perpetual, irrevocable, fully paid-up, royalty free license, with the right to sublicense and authorize the granting of sublicenses, to make, have made, use, reproduce, import, copy, modify, offer to sell, sell, lease and otherwise distribute and display the Licensed Technologies described in Schedule "A" and Schedule "B" attached hereto and incorporated herein by reference and all Intellectual Property Rights with respect thereto (the "Technology").

2.     Paragraph  B  of  Section 1 of the Agreement "LICENSE" is hereby deleted.

3. Paragraph B of Section 4 of the Agreement "LICENSEE'S OBLIGATIONS AND REPRESENTATIONS" is hereby deleted.

4. Paragraph C of Section 4 of the Agreement "LICENSEE'S OBLIGATIONS AND REPRESENTATIONS" is hereby deleted.

5.     Section  5  of  the  Agreement  "CONFIDENTIALITY"  is  hereby  deleted.

6. Section 8 of the Agreement "OWNERSHIP" is hereby deleted and replaced with the following:

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Nothing  in this Amendment or the Agreement shall limit or prevent Licensor from exploiting, using, modifying, developing or licensing the source code of the Technology retained by Licensor. Licensor shall own all right title and interest in and to the source code of the Technology retained by Licensor and all intellectual property rights therein. Licensor shall also own all right, title and interest in any improvement, modification or enhancement of the version of such source code or the Technology retained by Licensor and all intellectual property rights therein. Licensor shall have full right to transfer all of its right, title and interest in the source code or Technology retained by Licensor and all intellectual property rights therein. Licensor may continue to license the source code of the Technology retained by Licensor to others in its absolute discretion.

Licensor hereby transfers and Licensee shall own all right, title, and interest in and to the version of the source code of the Technology delivered to Licensee. Licensee shall also own all right, title and interest in any improvement, modification or enhancement of the Technology or version of the source code delivered to Licensee and all intellectual property rights therein and Licensor hereby irrevocably transfers, conveys and assigns to Licensee all of its right, title, and interest therein. Licensor shall execute such documents, render such assistance, and take such other action as Licensee may reasonably request, at Licensee's expense, to apply for, register, perfect, confirm, and protect Licensee's rights as set forth in this paragraph. Licensor hereby waives any and all moral rights, including without limitation any right to identification of authorship or limitation on subsequent modification that Licensor (or its employees, agents or consultants) has or may have in the Technology as modified, improved or enhanced or any derivatives thereof created or developed by Licensee. Licensee shall have full right to transfer all of its right, title and interest in this Agreement, the Technology, source code owned by Licensee and all intellectual property rights therein. Licensee may license the version of the source code of the Technology delivered to Licensee to others in its absolute discretion.

Licensor agrees that if Licensee is unable because of Licensor's unavailability, dissolution or incapacity, or for any other reason, to secure Licensor's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the inventions assigned to Licensee above, then Licensor hereby irrevocably designates and appoints Licensee and its duly authorized successors, officers and agents as Licensor's agent and attorney in fact, to act for and in Licensor's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Licensor.

Neither party to this Agreement or the Amendment shall be required to account to or share with the other party any royalties, license fees, sales revenue or any other revenue of any nature earned, received or otherwise derived from a party's commercial exploitation of the source code owned by him and each party hereby waives any right to an accounting of profits from the other party.

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7.     Section  11  of the Agreement "POST TERMINATION RIGHTS" is hereby deleted and  replaced  with  the  following:

Upon the termination of this Agreement, Licensee shall return Licensor's property licensed hereunder, but Licensee shall have the right to retain all technology owned by Licensee as set forth in this Agreement.

8. Paragraph B of Section 12 of the Agreement "INDEMNITY" is hereby deleted and replaced with the following:

Licensor shall defend, indemnify and hold Licensee harmless from any and all damages, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees) incurred by Licensee as a result of (i) any breach of this Agreement; or (ii) any claim that the Technology or, any part thereof, infringes or misappropriates any Intellectual Property Right of a third party. As a condition to such defense and indemnification, Licensee will provide Licensor with prompt written notice of the claim and permit Licensor to control the defense, settlement, adjustment or compromise of any such claim. Licensee may employ counsel at its own expense to assist it with respect to any such claim; provided, however, that if such counsel is necessary because of a conflict of interest of either Licensor or its counsel or because Licensor does not assume control, Licensor will bear the expense of such counsel. Licensee shall have no authority to settle any claim on behalf of Licensor.

9. Except as amended hereby, all terms and conditions of the Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment to Asset Purchase Agreement as of the date first set forth above.

LICENSEE:                          PLUS  NET,  INC.
                                   a  California  Corporation

                                   By:  /s/  Bruce  K.  Muhlfeld
                                   Its:  President

LICENSOR:                          GO  HIP,  INC.
                                   a  California  Corporation

                                   By:_/s/  Nolan  Quan
                                   Its:  President

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